UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                 Date of Earliest Event Reported: July 17, 1998

                          Date of Report: July 31, 1998



                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.

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           (Exact name of registrants as specified in their charters)


                Delaware                 1-11331                      43-1698480
                Delaware                333-06693                     43-1742520
       -----------------------     -----------------     -----------------------
               (States or other         Commission file       (I.R.S. Employer
               jurisdictions of         numbers             Identification Nos.)
               incorporation or
                organization)





                   One Liberty Plaza, Liberty, Missouri 64068


               (Address of principal executive offices) (Zip Code)


       Registrants' telephone number, including area code: (816) 792-1600

ITEM 1.  CHANGE IN CONTROL

         On July 17, 1998, the Ferrell Companies, Inc. Employee Stock Ownership Trust (the "ESOT") acquired all of the outstanding capital stock of Ferrell Companies, Inc., a Kansas corporation ("FCI"), from trusts affiliated with James
E. Ferrell. The ESOT purchased the stock of FCI using funds provided primarily by a private placement of $160 million of debt and $40 million of seller financed notes. By acquiring such stock, the ESOT became the beneficial owner through FCI of all of the outstanding capital stock of Ferrellgas, Inc., a Delaware corporation (the "General Partner") that is the general partner of both Ferrellgas Partners, L.P. (the "Partnership") and the Partnership's operating subsidiary, Ferrellgas, L.P. (the "Operating Partnership"). The ESOT's indirect control of the General Partner gives the ESOT control of the Partnership and the Operating Partnership.

         In addition, the ESOT became the beneficial owner through FCI of (i) 1,210,162 Common Units of the Partnership representing approximately 8.23% of the outstanding Common Units, and (ii) all of the Subordinated Units of the Partnership. Such Common Units and Subordinated Units together represent and approximately 56.3% limited partnership interest in the Partnership.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     FERRELLGAS PARTNERS, L.P.

                                          By Ferrellgas, Inc. (General Partner)


Date: July 31, 1998                              By           /s/ Kevin T. Kelly
                                                          ----------------------
                                                                 Kevin T. Kelly
                                              Chief Financial Officer (Principal
                                               Financial and Accounting Officer)





                                               FERRELLGAS PARTNERS FINANCE CORP.



Date: July 31, 1998                              By           /s/ Kevin T. Kelly
                                                         ----------------------
                                                                 Kevin T. Kelly
                                              Chief Financial Officer (Principal
                                               Financial and Accounting Officer)